================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                          HUNTINGTON BANCSHARES INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                                        NOTICE OF ANNUAL MEETING

                                                        PROXY STATEMENT

                                                        FINANCIAL SUPPLEMENT
-------------------------------------------------------------------------------
Huntington Bancshares Incorporated
Huntington Center
41 South High Street
Columbus, Ohio 43287

RICHARD A. CHEAP
General Counsel and Secretary



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     The Thirty-Sixth Annual Meeting of Shareholders of Huntington Bancshares Incorporated will be held in the Riffe Center Capitol Theatre, 77 South High Street, Columbus, Ohio, on Monday, April 29, 2002, at 2:00 p.m. local Columbus, Ohio time, for the following purposes:

         (1) To elect four directors to serve as Class III Directors until the Annual Meeting of Shareholders to be held in 2005 and until their successors are elected.

         (2) To ratify the appointment of Ernst & Young LLP, independent auditors, to serve as auditors for Huntington for the year 2002.

         (3) To transact any other business which may properly come before the meeting.

     You will be welcome at the meeting, and we hope you can attend. Directors and officers of Huntington Bancshares Incorporated and representatives of its independent auditors will be present to answer your questions and to discuss its business.

     Your vote is important. We urge you to vote as soon as possible so that your shares may be voted in accordance with your wishes. You may vote by executing and returning your proxy card, or by voting electronically over the Internet or by telephone. Please refer to your proxy card for information on voting electronically. If you attend the meeting, you may vote in person, and your proxy will not be used.

Sincerely yours,

/s/ Richard A. Cheap
------------------------
Richard A. Cheap
March 7, 2002
-------------------------------------------------------------------------------
   SHAREHOLDERS ARE REQUESTED TO VOTE THEIR PROXIES EITHER ELECTRONICALLY - BY
     TELEPHONE OR VIA THE INTERNET - OR BY SENDING THEIR PROXY CARDS IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES
-------------------------------------------------------------------------------

     INFORMATION FOR SHAREHOLDERS WHO PLAN TO ATTEND THE 2002 ANNUAL MEETING

         Please note the new location, day of the week, and time of day for Huntington's 2002 Annual Shareholders' Meeting:

                      Riffe Center Capitol Theatre
                      77 S. High Street
                      Monday, April 29, 2002 at 2:00 p.m.

The Riffe Center is just further south on High Street from Huntington's downtown Columbus banking office at 17 S. High Street, where the annual meeting has been held in recent years.

         As always, Huntington will provide complimentary parking passes for shareholders parking in the four facilities below. Please allow extra time before the meeting for parking and travel to the meeting location.

Parking Garage                                   Access Street
--------------                                   -------------

Huntington Center Garage                         Capital Street
Huntington Plaza Garage                          Front Street
Riffe Center Parking Garage                      Front Street
State House Garage                               3rd and State streets
                                                 Broad and 3rd streets
                                                 Westbound on State Street

Please direct any questions you may have about the 2002 Annual Meeting to Huntington's Investor Relations Department at (614) 480-5676.

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

     This Proxy Statement is provided in connection with the solicitation by the Board of Directors of Huntington Bancshares Incorporated of proxies to be voted at the Annual Meeting of Shareholders to be held on April 29, 2002, and at any adjournment. This Proxy Statement and accompanying proxy card or voting instructions will be first sent or given to Huntington's shareholders on approximately March 15, 2002. Holders of record of common stock at the close of business on February 26, 2002, will be entitled to vote at the Annual Meeting. At that date, Huntington had 250,745,622 shares of common stock outstanding and entitled to vote.

     Each share of common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting. The shares represented by a properly submitted proxy will be voted as directed if the proxy is received by Huntington prior to the meeting. The proxy will be voted FOR the nominees for director named in this Proxy Statement and FOR the ratification of Ernst & Young LLP's appointment as independent auditors, if no direction is made to the contrary. A properly submitted proxy will also confer discretionary authority to vote on any other matter which may properly come before the meeting.

     A person voting by proxy either electronically - by telephone or via the Internet - or by properly signing and submitting the enclosed proxy card has the power to revoke his proxy at any time before it is exercised by filing a written notice with Huntington's Secretary prior to the meeting. Shareholders who attend the meeting may vote in person and their proxies will not be used.

     Huntington will bear the cost of the solicitation of proxies, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Huntington representatives may solicit proxies by mail, telegram, telephone or other means of electronic transmission, or personal interview. Huntington has retained Morrow & Co., Inc. to assist in the solicitation of proxies and will pay such firm fees of approximately $6,000 plus expenses.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Huntington will constitute a quorum at the meeting. Under the law of Maryland, Huntington's state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting. Broker non-votes occur when brokers who hold their customers' shares in street name submit proxies for such shares on some matters, but not others. Generally, this would occur when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors and ratification of independent auditors, but not on non-routine matters.

     The election of each nominee for director requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality and thus broker non-votes and abstentions will have no effect. The ratification of the appointment of independent auditors requires the affirmative vote of a majority of all the votes cast by the holders of common stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have no effect on this matter since they are not counted as votes cast at the meeting.

ELECTION OF DIRECTORS

     Huntington's Charter provides for three classes of directors with terms that expire at successive annual meetings. The Board of Directors proposes the election of four directors at the 2002 Annual Meeting of Shareholders to serve as Class III Directors. Don M. Casto III, Patricia T. Hayot, Wm. J. Lhota, and Timothy P. Smucker are currently Class III Directors of Huntington and are being nominated for reelection at the 2002 Annual Meeting of Shareholders. The nominees for Class III Directors, if elected, will each serve a three-year term expiring at the 2005 Annual Meeting of Shareholders and until their successors are elected. Ms. Hayot and Messrs. Casto, Lhota, and Smucker were each elected at the 1999 Annual Meeting of Shareholders to serve three-year terms expiring in 2002.

     After a distinguished career leading Huntington through significant growth, Frank Wobst retired as an officer of Huntington on May 1, 2001, and resigned from the Board of Directors on August 16, 2001. The Board of Directors does not propose a replacement for Mr. Wobst's board seat at this time and has reduced the number of authorized directors from eleven to ten.

     It is intended that, unless otherwise directed, the shares represented by a properly submitted proxy will be voted FOR the election of Ms. Hayot and Messrs. Casto, Lhota, and Smucker as Class III Directors. In the event that any of these nominees should become unavailable, the number of directors may be decreased pursuant to the Bylaws or the Board of Directors may designate a substitute nominee, for whom shares represented by a properly submitted proxy would be voted.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

     The following tables set forth certain information concerning each nominee and each continuing director of Huntington.

                              CLASS III DIRECTORS
                      (NOMINEES FOR TERMS EXPIRING IN 2005)

                                                                           DIRECTORSHIPS HELD IN ANY COMPANY WITH A CLASS OF
                                                              DIRECTOR      SECURITIES REGISTERED PURSUANT TO SECTIONS 12 OR
         NAME AND PRINCIPAL OCCUPATION(1)              AGE      SINCE         15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
---------------------------------------------------- -------- ----------- ---------------------------------------------------
DON M. CASTO III                                       57        1985
        Principal, Don M. Casto Organization,
        real estate developers
PATRICIA T. HAYOT                                      56        1996
        Head of Columbus School for Girls
WM. J. LHOTA                                           62        1990               State Auto Financial Corporation
        Retired President, Energy Delivery,
        American Electric Power delivery business
        unit; Retired Executive Vice President,
        American Electric Power Service Corp.,
        management, technical, and professional
        subsidiary of American Electric Power
TIMOTHY P. SMUCKER                                     57        1978                   The J.M. Smucker Company
        Chairman and Co-Chief Executive Officer,                                     Dreyer's Grand Ice Cream, Inc.
        The J.M. Smucker Company, manufacturer
        of jams, jellies, peanut butter, ice cream
        toppings, and natural juice beverages


                               CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2003)

                                                                           DIRECTORSHIPS HELD IN ANY COMPANY WITH A CLASS OF
                                                              DIRECTOR      SECURITIES REGISTERED PURSUANT TO SECTIONS 12 OR
         NAME AND PRINCIPAL OCCUPATION(1)              AGE      SINCE         15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
---------------------------------------------------- -------- ----------- -----------------------------------------------------
JOHN B. GERLACH, JR.                                   47        1999                 Lancaster Colony Corporation
        Chairman, President, and Chief Executive
        Officer, Lancaster Colony Corporation,
        manufacturer and marketer of specialty
        food, glassware, candles, and automotive
        accessories
THOMAS E. HOAGLIN                                      52        2001                   The Gorman-Rupp Company
        Chairman, President and Chief Executive
        Officer of the Corporation and
        The Huntington National Bank
ROBERT H. SCHOTTENSTEIN                                49        1997                M/I Schottenstein Homes, Inc.
        Vice Chairman and President,
        M/I Schottenstein Homes, Inc.,
        homebuilding and development

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 2004)

                                                                           DIRECTORSHIPS HELD IN ANY COMPANY WITH A CLASS OF
                                                              DIRECTOR      SECURITIES REGISTERED PURSUANT TO SECTIONS 12 OR
         NAME AND PRINCIPAL OCCUPATION(1)              AGE      SINCE         15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
---------------------------------------------------- -------- ----------- -----------------------------------------------------
DON CONRAD                                             73        1989
        Retired Chairman and Chief Executive
        Officer, WACO Oil Company, Inc.,
        self storage warehouses and real estate
        development
GEORGE A. SKESTOS                                      74        1995
        Retired Chairman, Homewood Corporation,
        residential construction and development
LEWIS R. SMOOT, SR.                                    68        1995                M/I Schottenstein Homes, Inc.
        President and Chief Executive Officer,
        The Smoot Corporation, general
        construction and construction management

-----------------

(1) Each nominee and continuing director has held, or been retired from, the various positions indicated or other executive positions with the same organizations (or predecessor organizations) for at least the past five years, except Mr. Hoaglin, who joined Huntington in February 2001 and whose business experience is described under "Executive Officers of Huntington" below. Mr. Hoaglin is also a director of The Huntington National Bank.
-----------------

     The Board of Directors held a total of nine regular and special meetings during 2001. Each director attended greater than 75% of the meetings of the full board and the committees on which he served. The Board of Directors has standing Audit, Compensation and Stock Option, Executive, and Pension Review Committees.

     The table below indicates the membership of the Board's standing committees and the number of times the committees met in 2001.

                                                        COMPENSATION AND
  DIRECTORS AND                                           STOCK OPTION                                     PENSION REVIEW
NUMBER OF MEETINGS               AUDIT COMMITTEE           COMMITTEE            EXECUTIVE COMMITTEE           COMMITTEE
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Don M. Casto III                                                                       Chair
Don Conrad                                                   Member                   Member                    Chair
John B. Gerlach, Jr.                Member
Patricia T. Hayot                   Member
Thomas E. Hoaglin                                                                     Member
Wm. J. Lhota                        Member
Robert H. Schottenstein              Chair
George A. Skestos                                            Member                   Member                   Member
Lewis R. Smoot, Sr.                                                                                            Member
Timothy P. Smucker                                            Chair                   Member                   Member
NUMBER OF MEETINGS                     4                        5                        3                        2


     The Audit Committee oversees the financial reporting process, the work of Huntington's internal and external auditors, and the legal, compliance, and ethics programs established by the Board of Directors. The Compensation and Stock Option Committee reviews benefits and executive compensation, including incentive compensation, and grants stock options. The Executive Committee makes recommendations to the full Board of Directors with respect to significant policy issues and nominations to the Board of Directors. The Pension Review Committee administers Huntington's Retirement Plan, oversees the investment of plan assets, and makes recommendations to the Board of Directors regarding the Retirement Plan.

REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee should not be deemed filed or incorporated by reference into any other document, including Huntington's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Huntington specifically incorporates this Report by reference therein.

      The Audit Committee is comprised of four of Huntington's non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current members qualify as "independent directors" as the term is defined in the applicable listing standards of The Nasdaq Stock Market, Inc. The Audit Committee operates pursuant to a written Charter that was updated during 2001 and adopted by the Board of Directors in November 2001. A copy of the Audit Committee Charter is included with this Proxy Statement as Appendix I.

     The primary responsibility of the Audit Committee is to oversee Huntington's financial reporting process and report to the full Board of Directors. In carrying out its duties, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001, with management and Huntington's independent auditors, Ernst & Young LLP. This discussion included the selection, application, and disclosure of critical accounting policies. The Audit Committee has also reviewed with Ernst & Young LLP its judgment as to the quality, not just the acceptability, of Huntington's accounting principles and such other matters required to be discussed under auditing standards generally accepted in the United States, including the Statements on Auditing Standards No. 61, as amended, Communication with Audit Committees.

     In addition, the Audit Committee has reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP its independence from Huntington.

     Based on these reviews and discussions, the Audit Committee recommended that the Board of Directors approve the audited financial statements for inclusion in Huntington's Annual Report on Form 10-K for the year 2001 for filing with the Securities and Exchange Commission.

                           AUDIT COMMITTEE
                           Robert H. Schottenstein, Chairman
                           John B. Gerlach, Jr.
                           Patricia T. Hayot
                           Wm. J. Lhota

COMPENSATION OF DIRECTORS

     Each non-employee director of Huntington typically receives quarterly retainer payments at an annual rate of $27,000. Non-employee chairmen of standing committees of the Board of Directors typically receive additional quarterly retainer payments at an annual rate of $5,000. In addition, each non-employee director typically receives $1,500 for each Board or committee meeting the director attends (excluding special teleconference meetings). In 2001, however, the Board of Directors decided to forgo all cash compensation for one year, beginning in May 2001. In lieu of such cash compensation, the non-employee directors received additional stock option grants.

     Huntington considers stock option grants to non-employee directors on an annual basis in amounts determined at the discretion of the Compensation and Stock Option Committee. Pursuant to Huntington's 2001 Stock and Long-Term Incentive Plan, options to purchase 10,000 shares of Huntington common stock were granted on May 16, 2001, to each of the non-employee directors. This represents an increase of 2,500 option shares over the awards granted to non-employee directors in 2000 (excluding the effect of a 10% stock dividend paid in July 2000). This increased amount was granted in lieu of cash compensation to which the directors were eligible but elected not to receive in 2001. The options have an exercise price of $14.85 per share, which was equal to the average of the high and low market price of the underlying shares on the date of grant. The options become exercisable in equal increments on each of the first three anniversaries of the date of grant. Generally, the exercise price of options may be paid for in cash or in shares of Huntington common stock.

     All or any portion of the cash compensation otherwise payable to a director may be deferred if such director elects to participate in the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors. The plan, adopted in 1991, allows the members of the Board of Directors to elect to defer receipt of all or a portion of the compensation payable to them in the future for services as directors. Such deferred amounts are not included in the gross income of the directors until such time as the deferred amounts are distributed from the plan. Huntington transfers cash equal to the compensation deferred pursuant to the plan to a trust fund where it is allocated to the accounts of the participating directors.

     The trustee of the plan has broad investment discretion over the trust fund and is authorized to invest in many forms of securities and other instruments, including Huntington common stock. The trustee may hold some assets of the plan in the form of cash to the extent the trustee deems necessary. During 2001, the trustee invested the trust fund primarily in Huntington common stock. The trustee maintains a separate account for each participating director. Amounts contributed to the plan are credited to the account of each director in the ratio that the amount deferred by each director bears to the total amount deferred by all directors. Distribution of a director's account will be made either in a lump sum or in equal annual installments over a period of not more than ten years, as elected by each director. Such distribution will commence upon the earlier of 30 days after the attainment of an age specified by the director at the time the deferral election was made, or within 30 days of the director's termination as a director.

     All of the assets of the plan including the assets of the trust fund are subject to the claims of the creditors of Huntington. The rights of a director or his or her beneficiaries to any of the assets of the plan are no greater than the rights of an unsecured general creditor of Huntington. Directors who are also employees of Huntington do not receive compensation as directors and, therefore, are ineligible to participate in the plan.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Indebtedness of Management

     Some of the directors, nominees for election as director, and executive officers of Huntington are customers of Huntington's affiliated financial and lending institutions and have transactions with such affiliates in the ordinary course of business. Directors, nominees, and executive officers of Huntington also may be affiliated with entities which are customers of Huntington's affiliated financial and lending institutions and which enter into transactions with such affiliates in the ordinary course of business. Transactions with directors, nominees, executive officers, and their affiliates have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

Certain Other Transactions

     In 2000, The Huntington National Bank began a two-phase renovation of the bank building located at 17 South High Street, Columbus, Ohio, which continued through 2001. The purpose of the renovation was to provide the necessary life safety code improvements to bring the existing 13-story building into compliance with the Ohio Basic Building Code. The Sherman R. Smoot Company of Ohio was chosen to prepare conceptual estimates for the project. In addition to the company's knowledge of current safety code requirements, The Sherman R. Smoot Company of Ohio has experience relevant to this project, including experience conducting renovation work in a complex retrofitting environment, with buildings having historic relevance, and with buildings being continuously occupied by tenants sensitive to disruption. In scoping the project, The Sherman R. Smoot Company of Ohio also developed projected schedules for accomplishing the work to accommodate the bank's need to plan for the budgeting of the project within workable time frames. Based on the involvement of The Sherman R. Smoot Company of Ohio in the early planning of the project, officers of The Huntington National Bank deemed it to be in the best interest of the bank to engage The Sherman R. Smoot Company of Ohio to support the actual implementation of the project, to conduct the overall scheduling, and to maintain timely progress on the project. The Sherman R. Smoot Company of Ohio is charging a fee of 4% of the total estimated construction cost of Phase I of the project, or $141,575.20, to act as construction manager for Phase I of the project. Lewis R. Smoot, Sr., who is a director of Huntington, is President and Chief Executive Officer of The Sherman R. Smoot Company of Ohio. Mr. Smoot is also President, Chief Executive Officer, and 87.68% owner of The Smoot Corporation, which is the parent company of The Sherman R. Smoot Company of Ohio. Officers of The Huntington National Bank are presently negotiating terms with The Smoot Corporation for Phase II of the project for implementation later in 2002.

         In connection with its Community Centered Banking Program designed to market and promote banking and loan services to low and moderate income groups, The Huntington National Bank was party to a consulting and services agreement with P. T. & Associates Community Development Consulting, Inc. ("P. T. & Associates") which expired in February 2001. Pursuant to the agreement, P. T. & Associates assisted The Huntington National Bank in implementing and marketing the Community Centered Banking Program, including consulting with church and other community groups in The Huntington National Bank's markets, reviewing program marketing and promotional materials, and otherwise assisting The Huntington National Bank in implementing the program. During 2001, The Huntington National Bank reimbursed P. T. & Associates for expenses totaling $111,910.27. Mr. Smoot owns 50% of the stock of P. T. & Associates and also serves as its Treasurer.

     The Huntington Community Development Corporation, a Huntington subsidiary, owned a 99% limited partnership interest in each of two limited partnerships, SRP I Housing Limited Partnership and SRP II Housing Limited Partnership, from 1991 to December 31, 2001. The Huntington Community Development Corporation's mission is to promote community welfare, including the revitalization and stabilization of low-to-moderate income neighborhoods and small businesses. Over the term of the investment, The Huntington Community Development Corporation contributed $3,110,132 to the limited partnerships which together owned and maintained 74 units of affordable housing in the central city of Columbus, Ohio. These investments further provided tax benefits to The Huntington Community Development Corporation through tax credits and the recognition of passive losses. Effective December 31, 2001, The Huntington Community Development Corporation sold its limited partnership interest in each of the limited partnerships to the general partner, SRP Housing, Inc. for a purchase price of $156,528. The purchase price was mutually agreed upon in accordance with the terms of the limited partnership agreements. Mr. Smoot owns 50% of the stock of SRP Housing Inc. After taking into account the tax credits and the recognition of passive losses derived from the investment, and the repurchase of its limited partnership interest, The Huntington Community Development Corporation achieved an internal rate of return of approximately 8% on its investment.

OWNERSHIP OF VOTING STOCK

     The following table sets forth the beneficial ownership of Huntington common stock by each of Huntington's directors, nominees for director, the chief executive officer, the former chief executive officer, and the four next most highly compensated executive officers, and the directors and executive officers as a group as of December 31, 2001.

                                                          SHARES OF COMMON STOCK
NAME OF BENEFICIAL OWNER                                  BENEFICIALLY OWNED(1)                     PERCENT OF CLASS
------------------------------------------- --------------------------------------------------- -------------------------
Ronald C. Baldwin                                              72,200                                     .03%
Don M. Casto III                                              257,389  (2)(4)                             .10
Richard A. Cheap                                               58,414  (3)                                .02
Don Conrad                                                  1,299,688  (2)(4)                             .52
John B. Gerlach, Jr.                                        1,592,890  (2)(4)                             .63
Patricia T. Hayot                                              69,871  (4)                                .03
Thomas E. Hoaglin                                             597,614                                     .24
Wm. J. Lhota                                                   77,408  (2)(4)                             .03
Michael J. McMennamin                                          62,534  (2)                                .02
Robert H. Schottenstein                                        46,210  (4)                                .02
Ronald J. Seiffert                                            375,874  (2)(3)                             .15
George A. Skestos                                              61,460  (4)                                .02
Lewis R. Smoot, Sr.                                           115,280  (2)(4)                             .05
Timothy P. Smucker                                            126,280  (4)                                .05
Frank Wobst                                                 3,519,338  (2)                               1.39
Directors and Executive Officers
as a group (15 in group)                                    4,854,833  (2)(3)(4)                         1.90

----------------

(1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. Figures include the following number of shares of common stock which could have been acquired within 60 days of December 31, 2001, under stock options awarded under Huntington's stock option plans: 49,200 for Mr. Baldwin, 23,126 for Mr. Casto, 38,491 for Mr. Cheap, 50,944 for Mr. Conrad, 10,615 for Mr. Gerlach, 18,734 for Ms. Hayot, 496,600 for Mr. Hoaglin, 24,590 for Mr. Lhota, 32,534 for Mr. McMennamin, 18,734 for Mr. Schottenstein, 318,601 for Mr. Seiffert, 31,911 for Mr. Skestos, 24,590 for Mr. Smoot, 24,590 for Mr. Smucker, 2,528,816 for Mr. Wobst, and 1,014,594 for all directors and executive officers as a group. For Messrs. Baldwin, Hoaglin, and McMennamin the number of shares which could be acquired upon the exercise of options includes the immediately exercisable stock options granted on February 13, 2002, as described in footnotes (3) and (5) to the Summary Compensation Table below.

(2) Figures include 8,405 shares, 120,778 shares, 50,812 shares, 3,417 shares, and 62,722 shares of common stock owned by members of the immediate families of Messrs. Casto, Conrad, Gerlach, Smoot, and Wobst, respectively; 65,907 shares owned by Mr. Conrad as trustee of his daughters' trusts; 5,431 shares owned by Mr. Conrad as beneficiary of the WACO Oil Company, Inc. Profit Sharing Plan; 16,777 shares owned jointly by Mr. Lhota and his spouse; 10,500 shares owned jointly by Mr. McMennamin and his spouse; 16,992 shares owned jointly by Mr. Seiffert and his spouse; 1,066,147 shares owned by the John B. Gerlach Trust of which Mr. Gerlach is trustee and beneficiary; 375,874 shares owned by the Gerlach Foundation of which Mr. Gerlach is an officer and trustee; 6,436 shares owned by Lancaster Lens, Inc. of which Mr. Gerlach is an executive officer; 35,431 shares owned by Lehrs, Inc. of which Mr. Gerlach is a director and executive officer; 23,248 shares owned by The Smoot Corporation, of which Mr. Smoot is President; and 1,600,607 shares reported as owned by individuals as to which the respective directors and executive officers have disclaimed beneficial ownership.

(3) Figures include shares of common stock held as of December 31, 2001, in Huntington's Supplemental Stock Purchase and Tax Savings Plan as follows:
     1,582 for Mr. Cheap, 12,769 for Mr. Seiffert, and 14,738 for all executive officers as a group. Prior to the distribution from this plan to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plan.

(4) Figures include shares of common stock held as of December 31, 2001 in Huntington's deferred compensation plans for directors as follows: 83,754 for Mr. Casto, 57,270 for Mr. Conrad, 8,268 for Mr. Gerlach, 50,438 for Ms. Hayot, 18,018 for Mr. Lhota, 14,845 for Mr. Schottenstein, 11,681 for Mr. Skestos, 42,110 for Mr. Smoot, and 87,863 for Mr. Smucker. Prior to the distribution from the deferred compensation plans to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington National Bank, as trustee of the plans.

 ----------------


     As of December 31, 2001, no person was known by Huntington to be the beneficial owner of more than 5% of the outstanding shares of Huntington common stock, except as follows:

NAME AND ADDRESS                                     SHARES OF COMMON STOCK
OF BENEFICIAL OWNER                                    BENEFICIALLY OWNED                         PERCENT OF CLASS
------------------------------------------- ----------------------------------------- -----------------------------------------
The Huntington National Bank                             13,671,009 (1)                                5.44%
Huntington Center
41 South High Street
Columbus, Ohio 43287

-----------------

(1) These shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by The Huntington National Bank. As fiduciary, The Huntington National Bank has sole power to dispose of 1,331,701 of these shares, shared power to dispose of 1,164,825 of these shares, sole power to vote 3,140,566 of these shares, and shared power to vote 10,461,429 of these shares.
-----------------

     As of December 31, 2001, Messrs. Baldwin, Cheap, and McMennamin owned 2,000, 100, and 3,000 shares, respectively, of Class C Preferred Shares, $25.00 par value, issued by Huntington Preferred Capital, Inc. These executive officers owned, individually and collectively, less than 1% of the Class C Preferred Shares outstanding on December 31, 2001. Huntington Preferred Capital, Inc. is a subsidiary of Huntington.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by Huntington and its subsidiaries to Huntington's Chief Executive Officer, his predecessor, and each of the next four most highly compensated executive officers, for each of the last three fiscal years ended December 31, 2001.


                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                           LONG-TERM
                                                                                              COMPENSATION

                                                                                           AWARDS       PAYOUTS
                                                                            OTHER       SECURITIES
                                                                            ANNUAL      UNDERLYING                    ALL OTHER
                                                                            COMPEN-       OPTIONS/        LTIP          COMPEN-
   NAME AND PRINCIPAL POSITION(1)     YEAR   SALARY($)(2)  BONUS($)(3)    SATION($)(4)    SARS(5)     PAYOUTS($)(6)   SATION($)(7)
------------------------------------- ------ ------------- ------------- ------------- -------------  -------------  -------------
THOMAS E. HOAGLIN                     2001       $683,077      $250,000       $   (4)       497,000       $   (6)        $6,800
Chairman, President and               2000            N/A           N/A           N/A           N/A           N/A           N/A
CEO                                   1999            N/A           N/A           N/A           N/A           N/A           N/A

FRANK WOBST                           2001        346,500       148,352           (4)        68,300           (6)       173,860
Former Chairman and                   2000        990,000           -0-           (4)       440,000       265,320        39,600
CEO                                   1999        977,308     1,143,450       109,093       441,045           -0-        39,092

RONALD J. SEIFFERT                    2001        395,000       201,450           (4)        96,200           (6)        19,800
Vice Chairman                         2000        395,000           -0-           (4)        82,499        90,060        19,800
                                      1999        374,936       442,538           (4)       103,695           -0-        18,731

MICHAEL J. MCMENNAMIN                 2001        330,769       215,000           (4)        99,600           (6)         6,800
Vice Chairman and Chief               2000        115,385           -0-           (4)        25,000           N/A           N/A
Financial Officer                     1999            N/A           N/A           N/A           N/A           N/A           N/A

RONALD C.  BALDWIN                    2001        334,327           -0-           (4)       174,600           (6)         2,740
Vice Chairman                         2000            N/A           N/A           N/A           N/A           N/A           N/A
                                      1999            N/A           N/A           N/A           N/A           N/A           N/A

RICHARD A. CHEAP                      2001        252,308       159,250           (4)        38,500           (6)        10,892
General Counsel and                   2000        218,846           -0-           (4)        13,200        43,120         9,554
Secretary                             1999        207,308       196,163           (4)        14,639           -0-         8,978


(1) Mr. Hoaglin joined Huntington as President and Chief Executive Officer on February 15, 2001. Mr. Wobst served as Chief Executive Officer until February 15, 2001, and as Chairman of the Board until August 16, 2001. Mr. McMennamin joined Huntington in June 2000. Mr. Baldwin joined Huntington in April 2001.

(2) Salary figures include amounts deferred pursuant to the Huntington Investment and Tax Savings Plan and the Supplemental Stock Purchase and Tax Savings Plan.

(3) Messrs. Hoaglin and Baldwin each agreed to forgo annual cash incentive bonuses for 2001 which were specified in the terms of their employment of $420,000 and $213,750, respectively. Mr. McMennamin agreed to forgo $105,000 of his bonus which represented 50% of the annual cash incentive bonus for which he would have otherwise been eligible to receive for 2001 under Huntington's Incentive Compensation Plan. In lieu of these bonus amounts, Huntington granted stock options in February 2002 to Messrs. Hoaglin, Baldwin, and McMennamin. The $250,000 amount reflected for Mr. Hoaglin was a signing bonus. The bonus amount reported for Mr. McMennamin includes a deferred signing bonus of $110,000.

(4) For 2001, other compensation for each of the named executive officers was less than $50,000 and less than 10% of the total annual salary and bonus reported for the named executive.

(5) The figures in this column represent shares of Huntington's common stock underlying stock options awarded for 2001. The figures include the stock options received in February 2002 as noted in footnote (3), which were in the amounts of 96,600 shares for Mr. Hoaglin, 24,200 shares for Mr. McMennamin, and 49,200 shares for Mr. Baldwin.

(6) Huntington's Long-Term Incentive Compensation Plan measures Huntington's performance over multiple-year, overlapping cycles. There are no payouts to report for 2001 since a cycle did not end during 2001. In May 2001, awards were paid for the cycle which began on January 1, 1999 and ended on December 31, 2000. These awards, which were not yet determined when last year's proxy statement went to press, are reported in the table as earned in 2000.

(7) Figures in this column primarily represent amounts contributed by Huntington to the Huntington Investment and Tax Savings Plan and the Supplemental Stock Purchase and Tax Savings Plan. For 2001, $2,740 was contributed for Mr. Baldwin, and $6,800 was contributed for each of the other named executive officers under the Huntington Investment and Tax Savings Plan. Huntington contributed to the Supplemental Stock Purchase and Tax Savings Plan: $0 for Mr. Hoaglin, $13,860 for Mr. Wobst, $19,800 for Mr. Seiffert, $6,800 for Mr. McMennamin, $10,892 for Mr. Cheap, and $2,740 for Mr. Baldwin. The figure reported for Mr. Wobst in this column also includes $160,000 received for consulting services provided by Mr. Wobst following his retirement on May 1, 2001.
----------------


EMPLOYMENT AND EXECUTIVE AGREEMENTS

     Under an Employment Agreement, Mr. Hoaglin will be employed by Huntington through February 14, 2004, with automatic five-year renewals, unless sooner terminated. Mr. Hoaglin's Employment Agreement provides that his annual base salary will not be less than $800,000, and that he will participate in Huntington's incentive compensation plans, retirement plans, and other benefits afforded to executive officers. Under the Employment Agreement, Mr. Hoaglin is entitled to a prorated bonus under the Incentive Compensation Plan for 2001 of at least $420,000. (Mr. Hoaglin agreed to forgo this cash bonus as described in footnote (3) to the Summary Compensation Table above.) Mr. Hoaglin is also entitled to a prorated award under the Long-Term Incentive Compensation Plan for the cycle beginning January 1, 2000, and ending on December 31, 2002, which will be determined on the basis of Huntington having met at least the target level of performance. In addition, the Employment Agreement provides that Mr. Hoaglin was entitled to receive a signing bonus of $250,000 in cash and a grant of stock options to purchase 400,000 shares of Huntington common stock.

     The Employment Agreement may be terminated by either Mr. Hoaglin or Huntington upon written notice delivered to the other party at least 60 days prior to the expiration of the initial term or any renewal term. In addition, Huntington may terminate the agreement in the event Mr. Hoaglin becomes disabled, which disability continues for more than six consecutive months during a twelve month period. In such event, Mr. Hoaglin will be entitled to his full compensation to the date of termination. Thereafter Mr. Hoaglin will be entitled to two-thirds of his base salary, less any benefits he receives from any of Huntington's disability insurance programs, until the earlier of termination of the disability or the termination date of the agreement. Mr. Hoaglin's compensation and benefits would be reinstated upon his return to employment. In the event Mr. Hoaglin's employment is terminated for cause, he will receive salary payments for three months, plus any compensation to which he is entitled under the incentive compensation plans. In the event Mr. Hoaglin's employment is terminated by Huntington without cause, Mr. Hoaglin will be entitled to his minimum base salary, awards under the incentive compensation plans at not less than target levels, plus retirement and fringe benefits until the termination date, or if during the initial term, for two years after such termination. Mr. Hoaglin will be entitled to the same severance package if he were to terminate the agreement during the initial term for good reason. Good reason means the withholding from Mr. Hoaglin of authority, duties, responsibilities, and status consistent with his position, the removal of Mr. Hoaglin from the board of directors of Huntington or The Huntington National Bank, or breach of the agreement by Huntington. In the event of Mr. Hoaglin's death during the term of the agreement, his base salary will continue to be paid to his beneficiary for six months following the date of death. Any incentive compensation to which he would have been entitled will also be paid to his beneficiary.

     Huntington entered into an agreement with Mr. Wobst governing his relationship with Huntington following his retirement as an employee on May 1, 2001. The agreement provides that Mr. Wobst would remain as a non-employee Chairman of the Board of Directors of Huntington and The Huntington National Bank through December 31, 2002; however, Mr. Wobst resigned from these positions on August 16, 2001. Through December 31, 2002, Mr. Wobst will provide consulting services for which he will be paid $20,000 per month. The agreement also provides that he receives benefits under Huntington's Retirement Plan and other retiree benefits, and the Supplemental Executive Retirement Plan. In addition, he is eligible to receive an award for the cycle of the Long-Term Incentive Plan which ended on December 31, 2000, to receive pro-rated awards under the Incentive Compensation Plan for the year 2001 and the Long-Term Incentive Plan for the cycle that began on January 1, 2001, and ends on December 31, 2002, and certain other benefits afforded to the executive officers and directors.

     Huntington also has entered into Executive Agreements with each of the persons named in the Summary Compensation Table. Mr. Wobst's Executive Agreement terminated upon his retirement as an employee of Huntington on May 1, 2001. These Executive Agreements were entered into as part of Huntington's corporate strategy to provide protection for, and thus retain, its well-qualified executive officers notwithstanding any actual or threatened change in control of Huntington. Change in control generally includes:

- the acquisition by any person of beneficial ownership of 25% or more of Huntington's outstanding voting securities;
- a change in the composition of the Board of Directors if a majority of the new directors were not appointed or nominated by the directors currently sitting on the Board of Directors or their subsequent nominees;
- a merger involving Huntington where Huntington's shareholders immediately prior to the merger own less than 51% of the combined voting power of the surviving entity immediately after the merger;
-    the dissolution of Huntington; and
- a disposition of assets, reorganization, or other corporate event involving Huntington which would have the same effect as any of the above-described events.

     Under each Executive Agreement, Huntington or its successor must provide severance benefits to the executive officer if his employment is terminated (other than on account of the officer's death or disability or for cause):

-    by Huntington, at any time within 36 months after a change in control;
- by Huntington, at any time prior to a change in control but after commencement of any discussions with a third party relating to a possible change in control involving such third party if the executive officer's termination is in contemplation of such possible change in control and such change in control is actually consummated within 12 months after the date of such executive officer's termination;
- by the executive officer voluntarily with good reason at any time within 36 months after a change in control of Huntington; and
- by the executive officer voluntarily with good reason at any time after commencement of change in control discussions if such change in control is actually consummated within 12 months after the date of such officer's termination.

     Under the Executive Agreements, good reason generally means the assignment to the executive officer of duties which are materially (and, in the case of Mr. Cheap, adversely) different from such duties prior to the change in control, a reduction in such officer's salary or benefits, or a demand to relocate to an unacceptable location, made by Huntington or its successor either after a change in control or after the commencement of change in control discussions if such change or reduction is made in contemplation of a change in control and such change in control is actually consummated within 12 months after such change or reduction. An executive officer's determination of good reason will be conclusive and binding upon the parties if made in good faith, except that, if the executive officer is serving as Chief Executive Officer of Huntington immediately prior to a change in control, the occurrence of a change in control will be conclusively deemed to constitute good reason.

     In addition to accrued compensation, bonuses, and vested benefits and stock options, the executive officer's severance benefits payable under the Executive Agreements include:

- a lump-sum cash payment equal to three times (or, in the case of Mr. Cheap, two and one-half times) the officer's highest base annual salary;
- a lump-sum cash payment equal to three times (or, in the case of Mr. Cheap, two and one-half times) the highest annual incentive compensation to which the officer would be entitled;
- a lump sum cash payment equal to one and one-half times the highest long-term incentive compensation to which the officer would be entitled;

-    thirty-six months of continued insurance benefits; and
- thirty-six months of additional service credited for purposes of retirement benefits.

Each Executive Agreement also provides that Huntington will pay the executive officer such amounts as would be necessary to compensate such officer for any excise tax paid or incurred due to any severance payment or other benefit provided under the Executive Agreement. However, if Mr. Cheap's severance payments and benefits would be subject to any excise tax, but would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that Huntington will not have to pay an excess severance payment and Mr. Cheap will not be subject to an excise tax.

     The Executive Agreements provide that, for a period of five years after any termination of the executive officer's employment, Huntington will provide the executive officer with coverage under a standard directors' and officers' liability insurance policy at its expense, and will indemnify, hold harmless, and defend the executive to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by the executive in connection with or arising out of any action, suit, or proceeding in which he or she may be involved by reason of having been a director or officer of Huntington or any subsidiary.

     Huntington must pay the cost of counsel (legal and accounting) for an executive officer in the event such officer is required to enforce any of the rights granted under his Executive Agreement. In addition, the executive officer is entitled to prejudgment interest on any amounts found to be due to him in connection with any action taken to enforce such officer's rights under the Executive Agreement at a rate equal to the prime commercial rate of The Huntington National Bank or its successor in effect from time to time plus 4%.

      The Executive Agreements for Messrs. Hoaglin and Baldwin are in effect through December 31, 2002, and the Executive Agreements for Messrs. Seiffert, McMennamin, and Cheap are in effect through December 31, 2003. All Executive Agreements are subject to automatic two-year renewals and to an extension for thirty-six months after any month in which a change of control occurs. An Executive Agreement will terminate if the employment of the executive officer terminates other than under circumstances which trigger the severance benefits.

                                              OPTION GRANTS IN LAST FISCAL YEAR
                                                      INDIVIDUAL GRANTS
                                    NUMBER OF
                                    SECURITIES         PERCENT OF TOTAL
                                    UNDERLYING        OPTIONS GRANTED TO         EXERCISE                         GRANT DATE
                                     OPTIONS             EMPLOYEES IN              PRICE    EXPIRATION              PRESENT
NAME                              GRANTED(#)(1)         FISCAL YEAR(%)             ($/SH)      DATE               VALUE($)(2)
------------------------------ --------------------- ---------------------- -------------- --------------- --------------------
Thomas E. Hoaglin                           400,000                   5.99        $15.065     02/21/11              $2,024,000
                                                400                    .01          17.99     09/04/11                   2,080
Frank Wobst(3)                               68,300                   1.02         15.065     02/21/11                 345,598
Ronald J. Seiffert                           25,800                    .39         15.065     02/21/11                 130,548
                                             70,000                   1.05          14.85     05/16/11                 293,300
                                                400                    .01          17.99     09/04/11                   2,080
Michael J. McMennamin                        75,000                   1.12          14.85     05/16/11                 314,250
                                                400                    .01          17.99     09/04/11                   2,080
Ronald C. Baldwin                           125,000                   1.87          14.85     05/16/11                 523,750
                                                400                    .01          17.99     09/04/11                   2,080
Richard A. Cheap                             13,100                    .20         15.065     02/21/11                  66,286
                                             25,000                    .37          14.85     05/16/11                 104,750
                                                400                    .01          17.99     09/04/11                   2,080

---------------


(1) This table details stock options granted during 2001. It does not include options granted in February 2002 to several of the named executive officers which were awarded in lieu of all or a portion of cash bonus for 2001 and described in the footnotes to the Summary Compensation Table above. All options granted expire ten years from the date of grant. The options granted on February 21, 2001, became exercisable immediately, except for 200,000 of the option shares granted to Mr. Hoaglin. These options for 200,000 shares granted to Mr. Hoaglin vested upon the one-year anniversary of the date of grant pursuant to the terms of his Employment Agreement. All of the options granted on May 16, 2001, become exercisable in equal increments on each of the first three anniversaries of the date of grant. The options granted on September 4, 2001, were part of a company wide grant and become exercisable upon the earlier of (a) Huntington common stock reaching a target price, or (b) five years. Options not yet exercised are canceled upon a termination of employment for any reason other than death, retirement under one or more of Huntington's retirement plans, termination following a change in control of Huntington, or a disposition (other than a change in control) of substantially all of the stock or assets of Huntington, in which case all options become exercisable immediately as of such employment termination date and remain exercisable for a specified period following the termination. Generally, the exercise price of options and any tax which Huntington withholds in connection with the exercise of any stock option may be satisfied by payment in cash or in shares of Huntington common stock. None of the options granted in 2001 has a reload feature.

(2) The dollar amounts in this column are the result of calculations made using the Black-Scholes model, a theoretical method for estimating the present value of stock options based on complex assumptions about the stock's price volatility and dividend rate as well as interest rates. Because of the unpredictability of the assumptions required, the Black-Scholes model, or any other valuation model, is incapable of accurately predicting Huntington's stock price or of placing an accurate present value on options to purchase its stock. In performing the calculations it was assumed that: the options were exercised at the end of their ten-year terms and the volatility of the stock price was equal to 47% for the February grants, 41.8% for the May grants, and 39.6% for the September grants. This volatility was calculated on a natural logarithmic basis of Huntington's stock price for the twelve-month period preceding the date of grant. It was further assumed that the risk-free rate of return was equal to the ten-year United States Treasury Note Rate effective on the date of the grant, to correspond to the term of the options; and the dividend yield was equal to Huntington's annualized dividend yield at the end of the calendar quarter preceding the option grant, which was 4.94% for the February grants, 5.61% for the May grants, and 4.89% for the September grants. No adjustments were made for vesting requirements, non-transferability, or risk of forfeiture. In spite of any theoretical value which may be placed on a stock option grant, no increase of the stock option's value is possible without an increase in the market value of the underlying stock. Any appreciation in the market value of Huntington stock would benefit all shareholders and would be dependent in part upon the efforts of the named executive officers. The total of the grant date values indicated in the table for all stock options granted in 2001 to the named executive officers was $3,812,882, representing approximately .11% of the value of all shares of Huntington outstanding on May 16, 2001, which was the date on which the majority of stock options were granted during the year.

(3) As did the other non-employee directors, Mr. Wobst received an option grant for 10,000 shares on May 16, 2001, at an exercise price of $14.85. By their terms, these options were canceled before they became exercisable upon Mr. Wobst's resignation from the Board of Directors on August 16, 2001.
----------------


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                               NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                              UNDERLYING UNEXERCISED       IN-THE-MONEY(2)
                                                                                 OPTIONS AT FISCAL        OPTIONS AT FISCAL
                                                                                    YEAR-END(#)              YEAR-END($)

                                    SHARES ACQUIRED                                EXERCISABLE/             EXERCISABLE/
NAME                               ON EXERCISE(#)(1)     VALUE REALIZED($)         UNEXERCISABLE            UNEXERCISABLE
---------------------------------- ------------------- ---------------------- ------------------------ ------------------------
Thomas E. Hoaglin                         -0-                  $-0-                  200,000/                 $437,000/
                                                                                      200,400                  437,000
Frank Wobst                             161,662              1,326,029              2,528,816/               6,350,380/
                                                                                        -0-                      -0-
Ronald J. Seiffert                       2,901                35,117                 312,269/                 402,622/
                                                                                      159,962                  265,348
Michael J. McMennamin                     -0-                   -0-                   8,334/                    521/
                                                                                      92,066                   181,042
Ronald C. Baldwin                         -0-                   -0-                     0/                       0/
                                                                                      125,400                  300,000
Richard A. Cheap                          -0-                   -0-                   37,241/                  36,411/
                                                                                      39,080                   75,576

---------------

(1) Figures in this column reflect the number of securities underlying the options exercised, which may be greater than the number of shares actually received.

(2) An option is in-the-money if the fair market value of the underlying common stock exceeds the exercise price of the option.

                            LONG-TERM INCENTIVE PLAN

                                                                                   ESTIMATED FUTURE PAYOUTS
                                                                            UNDER NON-STOCK PRICE-BASED PLAN($)(2)
                                                PERFORMANCE OR
                                NUMBER OF        OTHER PERIOD
                                 SHARES,            UNTIL
                                UNITS, OR         MATURATION
NAME                           OTHER RIGHTS       OR PAYOUT           THRESHOLD             TARGET               MAXIMUM
---------------------------- ----------------- ----------------- -------------------- -------------------- --------------------
Thomas E. Hoaglin                  (1)               (1)              $80,000              $500,000            $2,000,000
Frank Wobst                        (1)               (1)               99,000               618,750             2,475,000
Ronald J. Seiffert                 (1)               (1)               39,500               197,500               790,000
Michael J. McMennamin              (1)               (1)               40,000               200,000               800,000
Ronald C. Baldwin                  (1)               (1)               47,500               296,875             1,187,500
Richard A. Cheap                   (1)               (1)               26,000               104,000               416,000

------------------

(1) Each of the named executive officers was selected by the Compensation and Stock Option Committee of the Board of Directors to participate in the three-year cycle of the Long-Term Incentive Compensation Plan which began on January 1, 2000, and will end on December 31, 2002. Awards for those executive officers who were not employed by Huntington at the beginning of the 2000 - 2002 cycle will be prorated from the date the executive officer was added as a participant. Mr. Wobst's potential award will be prorated to correspond to the percentage of time during the 2000 - 2002 cycle which he was an employee.

(2) The Long-Term Incentive Compensation Plan measures Huntington's performance over two-, three-, or four-year cycles. Huntington's performance goals for the 2000 - 2002 cycle are based on a comparison of return on average shareholders' equity to a peer group. Huntington compares itself to the fifty largest United States banking organizations, minus the ten largest, based on assets at the end of the cycle. Awards based on a percentage of base salary will be paid if Huntington's performance achieves the established threshold or higher. Any awards for the 2000 - 2002 cycle will be paid in the first half of 2003 when Huntington can determine relative performance for the cycle. No awards will be paid if Huntington's performance is below the threshold level. The figures in the table are based on salaries as of December 31, 2001. The Long-Term Incentive Compensation Plan is described in greater detail in the "Board Compensation Committee Report on Executive Compensation" below.

-------------------


                               PENSION PLAN TABLE

                                                                 YEARS OF SERVICE
   REMUNERATION            15                20                25                30                35                40
------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
    $250,000            $68,719           $92,324          $115,928          $130,523          $143,023          $155,523
     300,000             83,282           111,886           140,491           158,023           173,023           188,023
     350,000             97,844           131,449           165,053           185,523           203,023           220,523
     400,000            112,407           151,011           189,616           213,023           233,023           253,023
     450,000            126,969           170,574           214,178           240,523           263,023           285,523
     500,000            141,532           190,136           238,741           268,023           293,023           318,023
     600,000            170,657           229,261           287,866           323,023           353,023           383,023
     700,000            199,782           268,386           336,991           378,023           413,023           448,023
     800,000            228,907           307,511           386,116           433,023           473,023           513,023
     900,000            258,032           346,636           435,241           488,023           533,023           578,023
   1,000,000            287,157           385,761           484,366           543,023           593,023           643,023


     The table above illustrates the operation of Huntington's Retirement Plan and Supplemental Retirement Income Plan, known as the SRIP, by showing various annual benefits assuming various levels of final average compensation and years of credited service. The SRIP provides benefits according to the same benefit formula as the Retirement Plan, except that benefits under the SRIP are not limited by Sections 401(a)(17) and 415 of the Internal Revenue Code. Code
Section 401(a)(17) limits the annual amount of compensation that may be taken into account when calculating benefits under the Retirement Plan. For 2001, this limit was $170,000. Code Section 415 limits the annual benefit amount that a participant may receive under the Retirement Plan. For

2001, this amount was $135,000. An employee who: (a) is a participant in the Retirement Plan; (b) has been nominated by the Compensation and Stock Option Committee; and (c) earns compensation in excess of the limitation imposed by
Section 401(a)(17) of the Code or whose benefit exceeds the limitation of
Section 415(b) of the Code, is eligible to participate in the SRIP. In addition, employees whose final benefits under the Retirement Plan are reduced due to elective deferral of compensation under the Huntington Executive Deferred Compensation Plan are also eligible to participate in the SRIP.

     The maximum years of credited service recognized by the Retirement Plan and the SRIP is forty. Years of credited service in addition to those actually earned by a participant may be granted by the Pension Review Committee for the purposes of determining benefits under the SRIP. Benefit figures shown are computed on the assumption that participants retire at age 65. The normal form of benefit under both the Retirement Plan and the SRIP is a life annuity.

     During 2001, Mr. Seiffert and Mr. Cheap were eligible to participate in the Retirement Plan and the SRIP. Messrs. Hoaglin, Baldwin, and McMennamin will each become eligible to participate in the Retirement Plan and the SRIP during 2002. The compensation covered for these named executive officers by the Retirement Plan and the SRIP is the average of the total paid, in the five consecutive highest years of the executive officer's career with Huntington, of base salary and 50% of bonus. Bonuses are taken into account for the year in which paid rather than earned. The estimated credited years of service, as of December 31, 2001, are .92 for Mr. Hoaglin, 22.58 for Mr. Seiffert, 1.58 for Mr. McMennamin,
3.67 for Mr. Cheap, and .75 for Mr. Baldwin.

     Mr. Wobst participates in Huntington's Supplemental Executive Retirement Plan, known as the SERP. During 2001, Mr. Wobst was the only named executive officer who participated in the SERP. Only those executive officers selected by the Compensation and Stock Option Committee may participate in the SERP. The SERP ensures that each participating executive officer (who retires at or after age 65) receives a level of retirement benefits, without regard to years of service, equal to at least 65% of the officer's average monthly earnings. Average monthly earnings is defined as the officer's highest consecutive twelve months' base salary and 50% of bonuses and incentive or commission compensation paid or deferred pursuant to incentive plans with a one year measurement period or less within the previous sixty months. Benefits under the SERP are paid in the form of a life annuity (with 120 months certain). At the time a participating officer retires, the benefit the participant is entitled to through the SERP is calculated, and then funds from the following sources are deducted to determine the amount (if any) of the payment due from Huntington under the SERP: (a) Social Security benefits payable; (b) the benefit under the Retirement Plan; and (c) any benefits under retirement plans of prior employers. If the sum of the payments due from Social Security, the Retirement Plan, and retirement plans of prior employers exceeds 65% of the executive officer's highest consecutive twelve months' base salary, then no payment will be due from Huntington under the SERP.

     The SERP generally has the effect of equalizing a participant's combined retirement benefits for a particular level of covered compensation for all years of service. Thus, the total annual benefits payable by Huntington pursuant to the Retirement Plan and the SERP would be the same for an executive officer with fifteen years of service as for an executive officer with forty years of service, assuming each had the same level of covered compensation, the only difference being that the fifteen year executive officer, having a smaller benefit from the Retirement Plan, will receive a greater portion of his benefit from the SERP. Monthly benefits received by participants under the SERP may be increased annually, if indicated, to reflect increases in the United States Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers.

     The compensation covered by the Retirement Plan and the SERP is base salary and 50% of bonus paid in the highest twelve month period out of the previous 60 months. Bonuses are taken into account for the year in which paid rather than earned. Mr. Wobst had 26.83 years of credited service upon his retirement on May 1, 2001, at which time he received a one-time lump sum distribution from the Retirement Plan of $1,473,229.75, representing the present value of Mr. Wobst's monthly life annuity benefit of $11,666.67. The benefit paid to Mr. Wobst for 2001 under the SERP, reduced by Social Security benefits payable, was $568,063.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee is composed of Don Conrad, George A. Skestos, and Timothy P. Smucker. None of the members other than Mr. Conrad is or has ever been an officer of Huntington or its subsidiaries. Mr. Conrad served as Chairman of the Board of Directors of Huntington Bancshares Kentucky, Inc., a subsidiary of Huntington, from its inception in 1985 until its dissolution in 1996.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report on Executive Compensation should not be deemed filed or incorporated by reference into any other document, including Huntington's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Huntington specifically incorporates this Report by reference therein.

     The Compensation and Stock Option Committee of the Board of Directors oversees Huntington's executive compensation programs. The Committee met five times in 2001 to review and approve executive compensation matters.

     Huntington's executive compensation philosophy is designed to meet four primary goals:

(1) Ensure a strong linkage between corporate, unit, and individual performance and total compensation.

(2) Integrate compensation programs with Huntington's annual and long-term strategic goals.

(3) Encourage long-term strategic management and enhancement of shareholder value through equity awards.

(4) Attract and retain key executives critical to the long-term success of Huntington by providing a fully competitive reward package that is appropriately sensitive to performance.

     These principles are reflected in the key components of Huntington's executive compensation programs which consist of base salary, annual incentive awards, and long-term incentive awards. Huntington's executive compensation programs are regularly evaluated to ensure that they continue to reinforce shareholder interests and support the goals of Huntington's executive compensation philosophy.

     Mr. Hoaglin and Huntington have entered into an Employment Agreement which, among other things, established for Mr. Hoaglin a minimum base salary and participation in Huntington's compensation plans. Increases in the minimum base salary and the specific level of participation in the incentive compensation plans is determined by the Committee based on the factors described below, except that the Employment Agreement provides that Mr. Hoaglin is entitled to at least a minimum prorated annual cash bonus for 2001 and a minimum prorated award under the Long-Term Incentive Compensation Plan for the cycle beginning January 1, 2000 and ending on December 31, 2002.

     Mr. Wobst's compensation remained subject to an Employment Agreement with Huntington through his retirement date of May 1, 2001. Mr. Wobst's Employment Agreement, which terminated upon his retirement, established, among other things, a minimum base salary and participation in Huntington's incentive compensation plans. Mr. Wobst and Huntington entered into a subsequent agreement governing Mr. Wobst's relationship with Huntington after his retirement, pursuant to which Mr. Wobst is eligible to receive a prorated cash bonus for 2001 and a prorated award under the Long-Term Incentive Compensation Plan for the cycle beginning on January 1, 2000 and ending on December 31, 2002. Mr. Wobst's prorated awards under the incentive compensation plans are determined by the Committee based on the factors described below. Mr. Hoaglin's Employment Agreement and Mr. Wobst's retirement agreement are described in greater detail above under "Employment and Executive Agreements".

Base Salary

     An executive officer's base salary and subsequent adjustments are determined relative to the following factors: individual and business unit performance, scope of responsibility and accountability, comparison with industry pay practices, and cost of living considerations. The Committee feels that all of these factors are significant and the relevance of each varies from executive to executive. Therefore, no specific weight has been assigned to these factors in the evaluation of an executive officer's base salary.

     The specific measures of business unit performance vary depending upon the executive's performance area and the goals periodically set for the performance area by Huntington. Industry salary comparisons, primarily of banking organizations of comparable asset size, are drawn from survey data relating to various executive levels published by independent sources. Where relevant, cross-industry comparisons are utilized for certain executives whose functions are not specific to traditional banking. Although the Committee reviews data representing pay practices of the 25th to 75th percentiles of the competitive market, in terms of compensation, the Committee does not have a policy to target compensation at a designated level of the pay practices of such market. Approximately 90% of the banking organizations comprising the S&P Major Regional Banks Index were represented by the data reviewed. The S&P Major Regional Banks Index was used for comparison purposes in the shareholder return graph below (see "Comparison of Five Year Cumulative Total Return Among Huntington, the S&P 500 Index, and the S&P Major Regional Banks Index").

     The terms of Mr. Hoaglin's Employment Agreement, including the agreed minimum base salary, were determined to be competitive for the position of Chief Executive Officer of Huntington and for a person of Mr. Hoaglin's qualifications and experience. Mr. Wobst's salary was reviewed in November 2000 for adjustment in January 2001; however, no increase was made in order to maintain the deductibility of Mr. Wobst's salary under Internal Revenue Code Section 162(m) (see "Tax Deductibility of Executive Compensation" below).

Annual Cash Incentive Awards

     Under Huntington's Incentive Compensation Plan, executive officers can earn annual cash incentive awards determined as a percentage of base salary. In addition to the annual cash incentive awards under the Incentive Compensation Plan, the Committee may approve discretionary cash bonuses as the Committee deems appropriate, such as for extraordinary performance or for recruitment purposes.

     For 2001, the range of incentive opportunity under the Incentive Compensation Plan as a percentage of base salary did not change from the previous year. The percentage of base salary for an executive officer was determined by (a) the category to which he was assigned for 2001 based upon his level of responsibility, (b) Huntington's performance as measured in 2001 by earnings per share and reduction in non-interest expense relative to a range of targets established by the Committee in February of 2001, and (c) the performance of the executive officer's business unit. An executive officer's award expressed as a percentage of base salary would be greater as higher performance targets are achieved.

     The corporate performance targets that were set for 2001 had no predetermined relationship to the targets set for the previous year. In establishing the targets, consideration was given to internal corporate performance goals and Huntington's assessment of its economic environment and industry trends.

     Awards for those executive officers whose compensation in 2001 was anticipated to be effected by Section 162(m) of the Internal Revenue Code were based solely on Huntington's performance relative to the earnings per share goals (see "Tax Deductibility of Executive Compensation" below). For 2001, the remaining executive officers' awards were weighted as follows: 50% to 75% for earnings per share, 20% to 25% for reduction in non-interest expense, and 0% to 30% for business unit performance. The portions of an executive officer's award tied to these factors were based upon the scope of his responsibility, and could have been adjusted as recommended by the subjective evaluation of the executive officer's manager.

     The minimum financial performance goals for earnings per share and reduction in non-interest expense and other material terms of the plan were met for 2001. If applicable, the executive officer's individual business unit was evaluated and then awards were determined. For three of the named executive officers, Huntington issued stock options in lieu of a cash bonus or a portion of a cash bonus to which such officers would have been eligible pursuant to the Incentive Compensation Plan or the terms of their employment. (For more details, please see the "Summary Compensation Table" above, and "Long-Term Incentive Awards" below.)

     Pursuant to the terms of his Employment Agreement, Mr. Hoaglin was contractually guaranteed a minimum cash bonus for 2001 of $420,000, which was greater than the amount otherwise payable in accordance with the terms of the Incentive Compensation Plan. Mr. Hoaglin agreed to forgo payment of the entire cash bonus for 2001. In lieu thereof, the Committee granted Mr. Hoaglin stock options to purchase 96,600 shares of Huntington common stock. The Committee utilized an outside compensation consultant to determine the appropriate number of stock options to grant Mr. Hoaglin in lieu of his cash bonus. This conversion was based on a Black-Scholes present valuation model plus a premium to recognize the lack of marketability of the options, to provide an inducement to reduce cash expenses, and to emphasize the importance of generating and sustaining value for shareholders over the long-term. Pursuant to the terms of the Incentive Compensation Plan and his Retirement Agreement, Mr. Wobst received a prorated award of $148,352.

Long-Term Incentive Awards

     Long-term incentive awards are in the form of stock and cash awards granted under the Long-Term Incentive Compensation Plan and stock options granted under Huntington's 2001 Stock and Long-Term Incentive Plan. The value of these awards is dependent upon Huntington's performance over a period of time, as described below.

      The Long-Term Incentive Compensation Plan measures Huntington's performance over two-, three-, or four-year cycles. The Committee selects the length of each cycle and it remains constant throughout the cycle. The Committee selects as participants for each cycle those officers who, in the opinion of the Committee, will significantly contribute to the long-term strategic performance and growth of Huntington. Messrs. Wobst, Seiffert, and Cheap were each selected by the Committee to participate in the two-year cycle of the Long-Term Incentive Compensation Plan that began on January 1, 1999, and ended on December 31, 2000. Each of the named executive officers was selected by the Committee to participate in the three-year cycle that began on January 1, 2000, and will end on December 31, 2002.

     Awards under the Long-Term Incentive Compensation Plan for the 1999 - 2000 cycle were based on a comparison of Huntington's two-year average return on average equity, known as ROAE, to the two-year average ROAE of a peer group. Awards under the Long-Term Incentive Compensation Plan for the 2000 - 2002 cycle will be based on a comparison of Huntington's three-year average ROAE to the three-year average ROAE of a peer group. The Committee approved as the peer groups for the 1999 - 2000 cycle and the 2000 - 2002 cycle the fifty largest United States banking organizations, based on assets at the end of the respective cycle, whose stock was publicly traded during the cycle, minus the ten largest such banking organizations.

     Awards are determined as a percentage of the executive officers' base salary at the end of the cycle. The percentage of base salary for an executive is determined individually by (a) the group to which the executive is assigned for a cycle based upon the participant's level of responsibility and (b) Huntington's ROAE performance relative to other banking organizations in the peer group for the cycle. Under the plan, if Huntington's ROAE performance is at the threshold level, which is at the 25th percentile of all peer group banks in the cycle, awards will be paid. The percentage of base salary awarded to an executive officer increases incrementally as performance increases. Target level performance is achieved if Huntington's performance is at the 50th percentile of all peer group banks in the cycle. The percentage of base salary awarded increases incrementally at a higher rate once Huntington's ROAE results go over the plan target levels. No award is made pursuant to the Long-Term Incentive Compensation Plan if Huntington's ROAE performance is below the threshold level, and the maximum award will be paid if Huntington's ROAE performance is at or above the 90th percentile of the peer group. The maximum award is 160% to 250% of a participant's base salary depending upon the group to which a participant is assigned based on level of responsibility. Awards are typically made in stock, however, participants may elect to receive up to 50% of their awards in cash.

     The awards for the 1999 - 2000 cycle are reflected in the Summary Compensation Table as earned for 2000. The amounts of these awards were not determinable when last year's proxy statement went to print. Mr. Hoaglin was not a participant in the 1999 Cycle. For the 2000 - 2002 cycle, the range of potential awards is set forth in the table above entitled "Long-Term Incentive Plan Table".

     Stock option awards are generally considered annually for the executive officers by the Committee. The number of option shares granted to the executive officers in May 2001 was determined based on the individual's scope of responsibility, a subjective evaluation of the performance of the individual and his or her business unit since the last grant, and industry comparisons. No specific weight is attached to these factors.

     Data from two surveys published by nationally known compensation and human resources consulting firms was reviewed by the Committee to determine competitive benchmarks for awarding 2001 options. One survey included 123 financial institutions of which 43 were commercial banks. The other survey included 88 financial institutions, of which 45 were commercial banks. Competitive grants were considered by using sources presenting data as a percentage of base salary, as a dollar value, and as a percentage of total shares of common stock outstanding. The Committee does not have a policy to target its option awards at any specific level of data as provided from these sources. In addition, information as to the options awarded to each executive officer during recent years was reviewed by the Committee. However, the Committee did not assign any weight to the total amount of options held by an executive officer in determining the size of an option awarded for 2001.

     In addition to the grants considered annually, the Committee has the discretion to approve stock options as it deems appropriate. In February 2001, the Committee granted additional stock options as incentives to those executive officers and certain other senior officers who did not receive an annual cash incentive award for 2000. Although the plan goals and other material terms were met for 2000, the Committee chose not to pay cash awards under the Incentive Compensation Plan to key executive officers because Huntington fell short of its overall profit objectives for that year. In September 2001, the Committee approved a company wide program awarding stock option grants of 400 shares as part of Huntington's effort to align the collective interests of employees with those of shareholders. In order to foster a sense of team work, the Committee also granted options to the named executive officers and other key officers, who were excluded by the terms of the broad-based program, which mirrored the broad-based awards.

     Each stock option has an exercise price equal to the fair market value of the underlying Huntington common stock on the date of grant. Since the stock options are granted at market price, the value of the stock options is entirely dependent upon the growth in Huntington's stock price. The grants to executive officers in May 2001 become exercisable in three equal annual installments beginning on the first anniversary of the grant. The options granted in February 2001 became exercisable immediately, except for Mr. Hoaglin's grant which is discussed below. The options granted in September 2001 become exercisable upon the earlier of Huntington's stock price reaching a target level, or five years, whichever occurs first.

     During 2001, the Committee awarded stock options to 8,190 employees in a total amount equal to 2.66% of Huntington's average shares of common stock outstanding for the year. Mr. Hoaglin received 6.00% of all option shares granted to employees, or 400,400 shares. 400,000 of these option shares were granted in February 2001 pursuant to the terms of Mr. Hoaglin's Employment Agreement, 200,000 of which were exercisable immediately. The other 200,000 shares became exercisable on the one-year anniversary of the date of grant. Mr. Wobst received 1.02% of all option shares granted to employees, or 68,300 shares, which were part of the incentive grants made to senior officers in February 2001. Additional detail on executive stock option grants is provided in the table above entitled "Option Grants in Last Fiscal Year."

Tax Deductibility of Executive Compensation

     Internal Revenue Code Section 162(m) no longer permits Huntington to deduct certain non-performance-based compensation in excess of $1,000,000 per taxable year paid to individuals who, as of the last day of the taxable year, are the Chief Executive Officer and the four most highly compensated executives required to be named in the annual proxy statement. Huntington may continue to deduct compensation paid to the named executive officers in excess of $1,000,000 provided the payment of such compensation qualifies for an exception under
Section 162(m), including an exception for certain performance-based compensation. The Committee believes that Section 162(m) should not cause Huntington to be denied a deduction for compensation paid to the named executive officers in 2001. The Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under
Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

                           COMPENSATION AND STOCK OPTION COMMITTEE
                           Timothy P. Smucker, Chairman
                           Don Conrad
                           George A. Skestos

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
   AMONG HUNTINGTON, THE S&P 500 INDEX, AND THE S&P MAJOR REGIONAL BANKS INDEX

     The line graph below compares the yearly percentage change in cumulative total shareholder return on Huntington common stock and the cumulative total return of the S&P 500 Index and the S&P Major Regional Banks Index for the period December 31, 1996, through December 31, 2001. The S&P Major Regional Banks Index is a capitalization-weighted index designed to measure the performance of the major regional banks sector of the Standard & Poor's 500 Index. An investment of $100 on December 31, 1996, and the reinvestment of all dividends are assumed.

                        1996    1997    1998    1999    2000    2001
                        ----    ----    ----    ----    ----    ----

Huntington              $100    $154    $145    $130    $102    $113
S&P 500                 $100    $133    $171    $108    $189    $166
S&P Regional Bank       $100    $150    $166    $143    $181    $166



While Huntington's five-year return is lower than that of the published indexes used for comparison purposes in the graph above, for the year 2001 Huntington's return was +10.7% whereas the returns were -11.8% and -8.5%, respectively, for the S&P 500 Index and the S&P Major Regional Banks Index.

EXECUTIVE OFFICERS OF HUNTINGTON

     Each executive officer of Huntington is listed below, together with a statement of the business experience of that officer during at least the last five years. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

     RONALD C. BALDWIN, age 54, has served as Vice Chairman of Huntington and The Huntington National Bank since April 2001. He oversees Huntington's corporate and retail lines of business. Mr. Baldwin served as a Vice President and a director of Huntington Preferred Capital, Inc. from April 2001 to December 2001. Mr. Baldwin served as President of Retail Delivery for the Retail Banking Group of Bank One Corporation, managing branches, telephone call centers, ATM's, and internet banking across a multi-state network, from December 1997 to December 2000. Prior thereto, Mr. Baldwin served as Bank One Corporation's president of Business Banking from January 1996 to December 1997 and as Chairman and Chief Executive Officer of Bank One Wisconsin Corporation from April 1994 to January 1996.

     DANIEL B. BENHASE, age 42, has served as Executive Vice President of The Huntington National Bank's Private Financial Group since June 2000. Prior to joining Huntington, Mr. Benhase served as Executive Vice President for Firststar Bank, N.A. from 1992 to 1994, and as Executive Vice President for Firststar Corporation from 1994 to June 2000, responsible for managing trust, investment management, private banking, and brokerage activities.

     RICHARD A. CHEAP, age 50, has served as General Counsel and Secretary for Huntington and as Executive Vice President, General Counsel, Secretary, and Cashier of The Huntington National Bank since May 1998. Mr. Cheap has also served as a Vice President and a director since April 2001, and as Secretary from April 2001 to December 2001, of Huntington Preferred Capital, Inc. Prior to joining Huntington, Mr. Cheap practiced law with the law firm of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio, from 1981, and as a partner from 1987 to May 1998. Mr. Cheap concentrated in the areas of general business, corporate finance, mergers and acquisitions, and business taxation. While with Porter, Wright, Morris & Arthur LLP, Mr. Cheap represented Huntington in a variety of matters, including acting as lead attorney in negotiating the terms and documentation of most of Huntington's bank acquisitions during the preceding nine years.

     THOMAS E. HOAGLIN, age 52, has served as Chief Executive Officer and President for both Huntington and The Huntington National Bank since February 2001, and as Chairman of the Board for both since August 2001. Mr. Hoaglin served as Vice Chairman of AmSouth Bancorporation from February 2000 to August 2000. Mr. Hoaglin served as an officer in various positions during his 26 year career at Bank One Corporation until March 1999, including, as Executive Vice President of Private Banking from October 1998 to March 1999, as Chairman and Chief Executive Officer of Banc One Services Corp. from June 1997 to October 1998, as Chairman of Project One from January 1996 to December 1998, as Chairman and Chief Executive Officer of Bank One Ohio Corporation from 1992 to 1995, and as President and Chief Operating Officer of Bank One Texas from 1989 to 1992.

     MICHAEL J. MCMENNAMIN, age 56, has served as Vice Chairman for Huntington since November 2000, and as Chief Financial Officer and Treasurer since October 2000. Mr. McMennamin served as Executive Vice President for Huntington from October to November 2000, and as Executive Vice President for The Huntington National Bank from June 2000 to April 2001. Mr. McMennamin has served as President of Huntington Capital Corp. since June 2000. Mr. McMennamin has also served as President of Huntington Preferred Capital, Inc. since April 2001 and as a director of that company since December 2000. From November 1998 to February 2000, Mr. McMennamin served as Group Executive Vice President and Chief Financial Officer of Citizens Financial Corp. in Providence, Rhode Island. Prior thereto, Mr. McMennamin served as Executive Vice President and Chief Financial Officer for Bank One Corporation from May 1995 to November 1998.

     RONALD J. SEIFFERT, age 45, has served as Vice Chairman of Huntington and as a director and Vice Chairman of The Huntington National Bank since December 1996. He served as Executive Vice President and Executive Director of Commercial Services for Huntington from January 1996 to December 1996. Prior thereto, Mr. Seiffert served as Executive Vice President and Group Manager of the Commercial Banking Group for the Northern Region of The Huntington National Bank from February 1994. Mr. Seiffert joined the Bank in 1979 and served in various other capacities prior to February 1994.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP, independent auditors, as auditors for Huntington for the year 2002. Although not required, the Board of Directors is submitting its selection to the shareholders for ratification. Ernst & Young LLP has served as the independent auditor for Huntington since its inception in 1966. The Board of Directors believes that the reappointment of Ernst & Young LLP for the year 2002 is appropriate because of the firm's reputation, qualifications, and experience. Representatives of Ernst & Young LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions. The Board of Directors will reconsider the appointment of Ernst & Young LLP if its selection is not ratified by the shareholders.

Audit Fees

         The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Huntington's annual financial statements for the fiscal year ended December 31, 2001, and the review of the financial statements included in Huntington's Forms 10-Q for the fiscal year 2001 were $776,000.

All Other Fees

         The aggregate fees billed by Ernst & Young LLP for services rendered for Huntington and its subsidiaries for the fiscal year ended December 31, 2001, other than for the services described under "Audit Fees", were $1,345,369, which includes $443,160 of audit related fees, and $150,000 of auditing fees for Huntington Preferred Capital, Inc. Audit related fees generally include fees for assurance services such as audits of subsidiary financial statements, comfort letters and consents, and review of registration statements. The audit fees for Huntington Preferred Capital, Inc., a Huntington subsidiary with a class of publicly traded shares, will also be disclosed in that company's Information Statement. The remainder of the other non-audit fees consisted primarily of fees for review of cash management services and tax consulting services in the amounts of $609,994 and $129,315, respectively. None of these fees were for financial information systems design and implementation.

         The Audit Committee has considered whether the provision of services by Ernst & Young LLP, other than services described under "Audit Fees", is compatible with maintaining Ernst & Young LLP's independence.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Huntington's officers, directors, and persons who are beneficial owners of more than ten percent of Huntington common stock to file reports of ownership and changes in ownership with the SEC. Reporting persons are required by SEC regulations to furnish Huntington with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, and on written representations from reporting persons concerning the necessity of filing a Form 5-Annual Statement of Changes in Beneficial Ownership, Huntington believes that, during 2001, all filing requirements applicable for reporting persons were met, except that one transaction by Mr. Skestos was filed late.

PROPOSALS BY SHAREHOLDERS FOR 2003 ANNUAL MEETING

         If any shareholder of Huntington wishes to submit a proposal for inclusion in next year's proxy statement and form of proxy, the proposal must be received by the Secretary of Huntington at the principal executive offices of Huntington, Huntington Center, 41 South High Street, Columbus, Ohio 43287, prior to the close of business on November 11, 2002. A shareholder proposal received after November 11, 2002, but on or before January 8, 2003, will not be included in the proxy materials, but may be presented at the 2003 Annual Meeting. If Huntington receives notice of a shareholder proposal after January 8, 2003, the persons named as proxies for the 2003 Annual Meeting of Shareholders will have discretionary voting authority to vote on such proposal at the meeting.

         In addition, Huntington's Bylaws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors, and (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. Any shareholder who wishes to submit a proposal to be acted upon at next year's annual meeting or who wishes to nominate a candidate for election as a director should obtain a copy of these Bylaw provisions and may do so by written request addressed to the Secretary of Huntington at Huntington's principal executive offices.

OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, a properly submitted proxy confers upon the person or persons designated to vote the shares discretionary authority to vote the same with respect to any such other matter in accordance with their best judgment.

         The Financial Supplement attached to this Proxy Statement contains information relating to Huntington's financial results for the fiscal year ended December 31, 2001, including Huntington's consolidated financial statements, accompanying notes, and Management's Discussion and Analysis of Financial Condition and Results of Operations. Huntington's 2001 Annual Report was furnished to shareholders concurrently with the mailing of this proxy material. HUNTINGTON'S FORM 10-K FOR 2001 AND ADDITIONAL COPIES OF THE 2001 ANNUAL REPORT WILL BE FURNISHED, WITHOUT CHARGE, TO HUNTINGTON SHAREHOLDERS UPON WRITTEN REQUEST TO INVESTOR RELATIONS, HUNTINGTON BANCSHARES INCORPORATED, HUNTINGTON CENTER, COLUMBUS, OHIO 43287.

         If you are an employee of Huntington or its affiliated entities and are receiving this Proxy Statement as a result of your participation in the Huntington Investment and Tax Savings Plan, a proxy card has not been included. Instead, an instruction card, similar to a proxy card, has been provided so that you may instruct the trustee how to vote your shares held under this plan. Please refer to your instruction card for information on instructing the trustee electronically over the Internet or by telephone.

                                   APPENDIX I


                       HUNTINGTON BANCSHARES INCORPORATED
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom is independent. Members of the committee shall be considered independent if, in the opinion of the Board of Directors, they have no relationship that may materially interfere with the exercise of their independent judgment in carrying out the responsibilities of a director, as further set forth in the applicable rules. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have finance, accounting or related financial management experience or background, as required by the applicable rules.

STATEMENT OF POLICY

The audit committee shall provide assistance to the Board of Directors in overseeing the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. The committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out the oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement or alter them as appropriate.

- The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the audit committee, as representatives of the Company's shareholders. The committee shall have the authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the independent auditors. The committee shall ensure that it has received, and shall discuss with the independent auditors their independence from management and the Company and the matters included in, the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' ratification.

- The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

- The committee shall review the interim financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall review the quarterly earnings results prior to the press release. In addition, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under auditing standards generally accepted in the United States of America. The chair of the committee may represent the entire committee for the purposes of this review.

- The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under auditing standards generally accepted in the United States of America.

Dated:  November 20, 2001

                                        VOTE BY INTERNET - www.proxyvote.com
COMPUTERSHARE INVESTOR SERVICES         Use the Internet to transmit your voting
P.O. BOX 2702                           instructions and for electronic
CHICAGO, IL 60690-2702                  delivery of information up until
                                        11:59 P.M. Eastern Time, April 28,
                                        2002. Have your proxy card in hand when
                                        you access the web site. You will be
                                        prompted to enter your 12-digit Control
                                        Number which is located below to obtain
                                        your records and to create an
                                        electronic voting instruction form.

IMPORTANT NOTICE REGARDING DELIVERY     VOTING BY PHONE - 1-800-690-6903
OF SECURITY HOLDER DOCUMENTS            Use any touch-tone telephone to transmit
AUTO DATA PROCESSING                    your voting instructions up until 11:59
INVESTOR COMM SERVICES               1  P.M. Eastern Time, April 28, 2002. Have
ATTENTION:                              your proxy card in hand when you call.
TEST PRINT                           O  You will be prompted to enter your
51 MERCEDES WAY                      F  12-digit Control Number which is located
EDGEWOOD, NY                   3  2     below and then follow the simple
11717                          1  4     instructions the Vote Voice provides
                                        you.

                                     2  VOTE BY MAIL
                                        Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Huntington Bancshares Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

      *HOUSE HOLDING OPTION             Sign your name as it appears hereon.
                                        When signing as attorney, executor,
MARK "FOR" TO ENROLL THIS ACCOUNT       administrator or guardian, please give
TO RECEIVE CERTAIN FUTURE SECURITY      full title.
HOLDER DOCUMENTS IN A SINGLE
PACKAGE PER HOUSEHOLD. MARK
"AGAINST" IF YOU DO NOT WANT TO
PARTICIPATE. SEE ENCLOSED NOTICE.

TO CHANGE YOUR ELECTION IN THE
FUTURE, CALL 1-800-542-1061.





                                                         123,456,789,012.00000

                                        CONTROL NUMBER            000000000000

                                        ACCOUNT NUMBER     1234567890123456789

                                        PAGE       1 OF       2


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X  HNTGTN    KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED        DETACH AND RETURN THIS PORTION ONLY

HUNTINGTON BANCSHARES INCORPORATED
                                                              03         0000000000         218104049236

  The Board of Directors recommends a vote FOR Items 1 and 2.   FOR   WITHHOLD  FOR ALL    TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                                                                ALL     ALL     EXCEPT     NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE
  1. Election of Directors                                                                 THE NOMINEE'S NAME ON THE LINE BELOW.

     01) Don M. Casto III                                       [ ]     [ ]       [ ]      --------------------------------------
     02) Patricia T. Hayot
     03) Wm. J. Lhota
     04) Timothy P. Smucker                                                                                 FOR   AGAINST   ABSTAIN


  2. Ratification of the appointment of Ernst & Young LLP to serve as independent auditor for the year 2002. [ ]     [ ]       [ ]



  If you plan to attend the Annual Meeting, please mark this box.   [ ]

                                                                        If you wish to include comments, please mark this box and
                                                      FOR   AGAINST     write them on the back where indicated.                  [ ]



                 * HOUSEHOLDING OPTION                [ ]     [ ]


--------------------------------------      --------                    ------------------------      --------       123,456,789,012
Signature [PLEASE SIGN WITHIN BOX]          Date         P45730         Signature (Joint Owners)      Date                 446150B99
                                                                                                                                  31


--------------------------------------------------------------------------------

                                                                    COMMON STOCK

                       HUNTINGTON BANCSHARES INCORPORATED
   PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING -- APRIL 29, 2002

        The undersigned shareholder of Huntington Bancshares Incorporated hereby appoints Jon M. Anderson, S. Ronald Cook, Jr., and Mary Beth M. Clary, or any one or more of them, as attorneys and proxies, with full power of substitution, to vote all of the Common Stock of Huntington Bancshares Incorporated, which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of Huntington Bancshares Incorporated, to be held in the Riffe Center Capitol Theatre, 77 S. High Street, Columbus, Ohio, on Monday, April 29, 2002, and at any adjournment or adjournments thereof as designated on the reverse.

        Comments:
                 ------------------------------------------------------------
                 ------------------------------------------------------------
                 ------------------------------------------------------------
                 (If you noted comments above, please check the corresponding box on the reverse side)

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE
                                                     ---
         DIRECTOR NOMINEES NAMED HEREIN AND FOR THE RATIFICATION OF THE
                                            ---
                        APPOINTMENT OF ERNST & YOUNG LLP


                                                                                                         CONTROL NUMBER

   HUNTINGTON BANCSHARES INCORPORATED                                                                    000000  0000000000  0  0000

                                                                                                         000000000.000 ext
   [ ]     Mark this box with an X if you have made changes to your name or address details below.       000000000.000 ext
                                                                                                         000000000.000 ext
   MR A SAMPLE                                                                                           000000000.000 ext
   DESIGNATION (IF ANY)                                                                                  000000000.000 ext
   ADD 1                                                                                                 000000000.000 ext
   ADD 2                                                                                                 000000000.000 ext
   ADD 3
   ADD 4                                                                                                 HOLDER ACCOUNT NUMBER
   ADD 5
   ADD 6                                                                                                 C 1234567890     JNT

Use a BLACK pen. Print in
CAPITAL letters inside the grey    [A] [B] [C]    [1] [2] [3]    [X]
areas as shown in this example.

--------------------------------------------------------------------------------
ANNUAL MEETING INSTRUCTION CARD
--------------------------------------------------------------------------------

 A  ELECTION OF DIRECTORS         PLEASE REFER TO THE REVERSE SIDE FOR INTERNET
                                  AND TELEPHONE VOTING INSTRUCTIONS.

 The Corporation's Board of Directors Recommends a vote FOR the listed nominees.

 1.  Election of Directors               FOR  WITHHOLD

 01 - Don M. Casto III                   [ ]     [ ]

 02 - Patricia T. Hayot                  [ ]     [ ]

 03 - Wm. J. Lhota                       [ ]     [ ]

 04 - Timothy P. Smucker                 [ ]     [ ]

 B  ISSUES
 The Corporation's Board of Directors recommends a vote FOR Item 2.

                                                  FOR   AGAINST  ABSTAIN

 2.  Ratification of the appointment of Ernst &   [ ]     [ ]      [ ]
     Young LLP to serve as independent auditors for the year 2002.

 C AUTHORIZED SIGNATURE - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
   INSTRUCTIONS TO BE EXECUTED.

Please date and sign your name as it appears hereon.

 Signature 1                                                   Date (dd/mm/yyyy)

 -------------------------                                     ----/----/-------


    A5151                  1 U P X                                    007N2C  +

--------------------------------------------------------------------------------
HUNTINGTON INVESTMENT AND TAX SAVINGS PLAN
--------------------------------------------------------------------------------

INSTRUCTIONS TO TRUSTEE FOR VOTING

HUNTINGTON BANCSHARES INCORPORATED ANNUAL MEETING - APRIL 29, 2002

The undersigned participant in the Huntington Investment and Tax Savings Plan (the "Plan") hereby instructs The Huntington National Bank, trustee of the Plan, to appoint Jon M. Anderson, S. Ronald Cook, Jr., and Mary Beth M. Clary, or any one or more of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated (the "Corporation") which the undersigned is entitled to vote pursuant to section
11.05 of the Plan at the Annual Meeting of Shareholders of the Corporation to be held in the Riffe Center Capitol Theatre, 77 S. High Street, Columbus, Ohio, on Monday, April 29, 2002, and at any adjournment or adjournments thereof as designated on the reverse.

The Corporation's Board of Directors recommends a vote FOR items 1 and 2.

IF NO DIRECTION IS MADE, THE TRUSTEE WILL VOTE THE SHARES AS DIRECTED BY THE PLAN'S ADMINISTRATIVE COMMITTEE IN ACCORDANCE WITH THE TERMS OF THE PLAN.









INTERNET AND TELEPHONE VOTING INSTRUCTIONS

YOU CAN VOTE BY TELEPHONE OR INTERNET!  AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.


    To vote using Telephone                                                               To vote using the Internet
    (within U.S. and Canada)

    - Call toll free 1-888-297-9635 from a touch tone telephone. There is                 - Go to the following web site:
      NO CHARGE for this call.                                                              www.computershare.com/proxy/example

    - Choose from one of the options listed below.                                        - Enter the information requested on your
                                                                                            computer screen, including your
    Option 1: Enter the six-digit Control Number located on the reverse side of             six-digit Control Number located on the
              this card and then follow the voting instructions.                            reverse side of this card, then follow
                                                                                            the voting instructions on the screen.
    Option 2: If you choose to vote on EACH proposal SEPARATELY, press 0 and follow the recorded instructions. Your vote selections will be repeated and you will have an opportunity to confirm them.



IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY
CARD.

PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 12:00 MIDNIGHT, CENTRAL TIME, ON APRIL 28, 2002.

THANK YOU FOR VOTING                                                      007N3C


                                                                                                         CONTROL NUMBER

   HUNTINGTON BANCSHARES INCORPORATED                                                                    000000  0000000000  0  0000

                                                                                                         000000000.000 ext
   [ ]     Mark this box with an X if you have made changes to your name or address details below.       000000000.000 ext
                                                                                                         000000000.000 ext
   MR A SAMPLE                                                                                           000000000.000 ext
   DESIGNATION (IF ANY)                                                                                  000000000.000 ext
   ADD 1                                                                                                 000000000.000 ext
   ADD 2                                                                                                 000000000.000 ext
   ADD 3
   ADD 4                                                                                                 HOLDER ACCOUNT NUMBER
   ADD 5
   ADD 6                                                                                                 C 1234567890     JNT

Use a BLACK pen. Print in
CAPITAL letters inside the grey    [A] [B] [C]    [1] [2] [3]    [X]
areas as shown in this example.

--------------------------------------------------------------------------------
ANNUAL MEETING INSTRUCTION CARD
--------------------------------------------------------------------------------

 A  ELECTION OF DIRECTORS         PLEASE REFER TO THE REVERSE SIDE FOR INTERNET
                                  AND TELEPHONE VOTING INSTRUCTIONS.

 The Corporation's Board of Directors Recommends a Vote FOR the listed nominees.

 1.  Election of Directors               FOR  WITHHOLD

 01 - Don M. Casto III                   [ ]     [ ]

 02 - Patricia T. Hayot                  [ ]     [ ]

 03 - Wm. J. Lhota                       [ ]     [ ]

 04 - Timothy P. Smucker                 [ ]     [ ]

 B  ISSUES
 The Corporation's Board of Directors recommends a vote FOR Item 2.

                                                  FOR   AGAINST  ABSTAIN

 2.  Ratification of the appointment of Ernst &   [ ]     [ ]      [ ]
     Young LLP to serve as independent auditors for the year 2002.



 C AUTHORIZED SIGNATURE - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please date and sign your name as it appears hereon.

 Signature 1                                                   Date (dd/mm/yyyy)

 -------------------------                                     ----/----/-------


    A5152                  1 U P X                                     007N5C  +

--------------------------------------------------------------------------------
EMPIRE NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
--------------------------------------------------------------------------------

INSTRUCTIONS TO TRUSTEE FOR VOTING

HUNTINGTON BANCSHARES INCORPORATED ANNUAL MEETING - APRIL 29, 2002

The undersigned participant in the Empire National Bank Employee Stock Ownership Plan (the "Plan") hereby instructs The Huntington National Bank, the trustee of the Plan, to appoint Jon M. Anderson, S. Ronald Cook, Jr., and Mary Beth M. Clary, or any one or more of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated (the "Corporation") which the undersigned is entitled to vote pursuant to paragraph 8.1 of the Plan at the Annual Meeting of Shareholders of the Corporation to be held in the Riffe Center Capitol Theatre, 77 S. High Street, Columbus, Ohio, on Monday, April 29, 2002, and at any adjournment or adjournments thereof as designated on the reverse.

The Corporation's Board of Directors recommends a vote FOR items 1 and 2.
                                                       ---

IF NO DIRECTION IS MADE, THE PARTICIPANT'S SHARES OF COMMON STOCK OF THE CORPORATION SHALL NOT BE VOTED AT THE ANNUAL MEETING.

















INTERNET AND TELEPHONE VOTING INSTRUCTIONS

YOU CAN VOTE BY TELEPHONE OR INTERNET! AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.


To vote using the Telephone                                        To vote using the internet
(within U.S. and Canada)

- Call toll free 1-888-776-5662 from a touch tone                  - Go to the following web site:
  telephone. There is NO CHARGE for this call.                       www.computershare.com/proxy/example

- Choose from one of the options listed below.                     - Enter the information requested on your computer
                                                                     screen, including your six-digit Control Number
Option 1: Enter the six-digit Control Number located on              located on the reverse side of this card, then
          the reverse side of this card and then follow              follow the voting instructions on the screen.
          the voting instructions.

Option 2: If you choose to vote on EACH proposal
          SEPARATELY, press 0 and follow the recorded instructions. Your vote selections will be repeated and you will have an opportunity to confirm them.




IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY
CARD.

PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 12:00 MIDNIGHT, CENTRAL TIME, ON APRIL 28, 2002.

THANK YOU FOR VOTING
                                                                          007N6C